                                 EXHIBIT 10.6(d)

                  Amendment effective May 15, 1998, amending the Employment Agreement between the Registrant and Michael Rubin, dated February 8, 1990, as amended.

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         WHEREAS, Michael Rubin (the "Executive") and Hudson General Corporation, a Delaware corporation (the "Company"), entered into an Employment Agreement as of February 8, 1990, as amended from time to time (the "Agreement"); and

         WHEREAS, the Executive and the Company wish to further amend the Agreement in certain respects;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and the Company agree that the Agreement shall be amended, effective as of May 15, 1998, as set forth herein.

         Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

         1. Section 5(c) of the Agreement is hereby amended by adding the following new sentence after the first sentence thereof:

                  Without limiting the generality of the foregoing, the Executive shall be entitled to (i) participate in (A) the Company's Executive Incentive Bonus Program and (B) any plan which is adopted as a replacement for the Executive Incentive Bonus Program, and (ii) a percentage of the total allocation under such plan with respect to a given year (the "Measurement Year") which is no less than the average percentage of the total allocation under any such plan (or any predecessor thereto) with respect to the three years immediately prior to the Measurement Year.

         2. The second sentence of Section 7(a) of the Agreement is hereby amended and restated to read as follows:

                  In addition, the Company shall make payments in substantially equal periodic installments in accordance with the Company's payroll practices then in effect for twelve months following the Executive's date of death, which payments shall equal, in the aggregate, the sum of (i) the Executive's Salary as in effect on the date of the Executive's death and (ii) the average of the annual bonuses (including awards under the Company's Executive Incentive Bonus Program and any plan which replaces it) earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the date of the Executive's death.

         3. Section 8(a) of the Agreement is hereby amended and restated to read as follows:

                           (a) Severance payments made to the Executive pursuant
                  to Section 7(d) hereof shall continue for a period of 24 months following the Termination Date. Severance payments made to the Executive pursuant to Section 7(e) hereof shall continue for a period equal to the greater of (i) 24 months or
                  (ii) the period from the Termination Date to the Expiration Date. The period during which severance payments are to be made by the Company to the Executive as determined in this subsection (a) is referred to herein as the "Severance Payment Period." During the Severance Payment Period, the Company shall make severance payments to the Executive, which payments shall equal, in the aggregate, the product of (i) the multiplier obtained by dividing the number of full months in the Severance Payment Period by 12 multiplied by (ii) the sum of (A) the Executive's Salary as in effect on the Termination Date and (B) the average of the annual bonuses (including awards under the Company's Executive Incentive Bonus Program and any plan which replaces it) earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Termination Date. Severance payments shall be paid to the Executive in substantially equal periodic installments in accordance with the Company's payroll practices then in effect. In the event of the death of the Executive during the Severance Payment Period, then notwithstanding anything to the contrary contained herein, the Severance Payment Period shall terminate at the earlier of (x) twelve months following the date of death or (y) the scheduled expiration of the Severance Payment Period. The Executive may, at any time and at his sole discretion, upon written notice to the Company, terminate the Severance Payment Period, whereupon the Company shall have no further obligations to the Executive to make severance payments or provide benefits pursuant to Section 9 hereof that were required to be provided during the Severance Payment Period.

                  Except as amended hereby, the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Executive has executed this Amendment, on this ____ day of ________, 1998, effective as of May 15, 1998.


                                    HUDSON GENERAL CORPORATION

                                    By:_______________________
                                       Name:  Jay B. Langner
                                       Title: Chief Executive
                                              Officer

                                    __________________________
                                          Michael Rubin